EXHIBIT 10.19







                  NATIONAL AUTO/TRUCKSTOPS HOLDINGS CORPORATION

                            1993 Stock Incentive Plan










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                  NATIONAL AUTO/TRUCKSTOPS HOLDINGS CORPORATION
                            1993 STOCK INCENTIVE PLAN

                                   ARTICLE 1.

                                     GENERAL

            1.1 PURPOSE. The purpose of this National Auto/Truckstops Holdings Corporation 1993 Stock Incentive Plan (the "Plan") is to provide for certain officers, directors and key employees of National Auto/Truckstops Holdings Corporation (the "Company") and certain of its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Company.

            1.2   ADMINISTRATION.

                  (a) The Plan shall be administered by the Compensation Committee or such other committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which committee shall consist of two or more directors, provided, that if the Company is or becomes subject to Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") or any successor rule thereto, each director appointed to the Committee shall be a "disinterested person" within the meaning of the Act. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

                  (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                  (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

                  (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

                  (e) Notwithstanding anything to the contrary contained herein, unless and until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and the Board may, in its sole discretion, at any time and from time to time, resolve to administer the






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Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board. Notwithstanding the foregoing, a member of the Committee may not act with respect to any award of options to such member.

            1.3 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and executive, managerial, professional or other employees ("key personnel") of the Company or its Affiliates, as the Committee shall from time to time in its sole discretion select; officers and directors who are not employees of either the Company or an Affiliate also shall be eligible to receive awards under the Plan.

            1.4   TYPES OF AWARDS UNDER PLAN.

                  (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), and (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), all as more fully set forth in Article II.

                  (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

                  (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

            1.5   SHARES AVAILABLE FOR AWARDS.

                  (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which options and unrelated stock appreciation rights may be granted under the Plan shall be equal to the excess (if any) of (i) 572,000 of shares of Common Stock, over (ii) the sum of (A) the number of shares of Common Stock subject to outstanding options and outstanding unrelated stock






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appreciation rights granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, and (C) the number of shares in respect of which related and unrelated stock appreciation rights granted under the Plan shall have previously been exercised. In accordance with (and without limitation upon) the preceding sentence, shares of Common Stock covered by options or unrelated stock appreciation rights granted under the Plan which expire, terminate, or are canceled for any reason whatsoever without the grantee (or the grantee's beneficiary) having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are forfeited) shall again become available for awards under the Plan. The maximum number of shares of Common Stock with respect to which awards may be granted under the Plan to officers, directors and employees of National Auto/ Truckstops Inc. and its subsidiaries, and to officers, directors and employees of TA Holdings Corporation and its subsidiaries, is 332,000 and 240,000, respectively.

                  (b) Shares of stock that shall be subject to issuance pursuant to the Plan shall be authorized and applicable unissued or treasury shares of Common Stock.

                  (c) Without limiting the generality of the foregoing, the Committee may cancel any award granted under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine (provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made) without the grantee's consent, where (unless the applicable Plan agreement (as defined in Section 1.7(a)) otherwise provides) the substituted award confers upon the grantee, until exercised, substantially the same economic benefit inherent in the replaced award, and with the grantee's consent if otherwise.

            1.6   DEFINITIONS OF CERTAIN TERMS.

                  (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                  (b) The term "Common Stock" as used herein means the shares of Class B common stock, par value $.01 per share, of the Company as constituted on the effective date of the Plan, and any other shares into which such Class B common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.







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                  (c) Except as otherwise determined by the Committee in its sole discretion, the "fair market value" as of any date and in respect of any share of Common Stock shall be the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange if shares of Common Stock are then trading upon such exchange, or if not, then such average on such other stock exchange on which shares of the Common Stock are principally trading, on such date, if any, or if none, then as otherwise determined by the Committee in its sole discretion. In no event shall the fair market value of any share be less than its par value.

            1.7   AGREEMENTS EVIDENCING AWARDS.

                  (a) Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements. Any such written agreements shall
(i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

                  (b) Each Plan agreement with respect to the granting of an option shall set forth the number of shares of Common Stock subject to the option granted thereby.

                  (c) Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the option related to the stock appreciation right granted thereby. Each Plan agreement with respect to the granting of an unrelated stock appreciation right shall set forth the number of stock appreciation rights granted thereby.

                  (d) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. Except as otherwise determined by the Committee with respect to nonqualified stock options, the option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted. In the case of options intended to be incentive stock options, the option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

                  (e) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. Except as otherwise determined by the






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Committee, the appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.


                                   ARTICLE 2.

                                STOCK OPTIONS AND
                            STOCK APPRECIATION RIGHTS

            2.1 GRANT OF STOCK OPTIONS. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

            2.2   GRANT OF STOCK APPRECIATION RIGHTS.

                  (a) RELATED STOCK APPRECIATION RIGHTS. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

                  (b) UNRELATED STOCK APPRECIATION RIGHTS. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation






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right is then exercisable, and to be paid therefor an amount equal to the excess
(if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right), over
(ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to the stock appreciation right or portion thereof.

                  (c) PAYMENT. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise), as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

            2.3 EXERCISE OF RELATED STOCK APPRECIATION RIGHT REDUCES SHARES SUBJECT TO OPTION. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

            2.4   EXERCISABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.

            Subject to the other provisions of this Plan:

                  (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

                  (b) DEFAULT PROVISIONS. Unless the applicable Plan agreement otherwise specifies:

                        (i) no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant,

                      (ii) each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the first, second and third anniversary of the date of grant,







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                     (iii) each option or stock appreciation right shall become
      100% exercisable on the fourth anniversary of the date of grant, and

                      (iv) each option or stock appreciation right shall remain 100% exercisable through the day prior to the tenth anniversary of the date of grant, after which such option or stock appreciation right shall terminate and cease to be exercisable.

                  (c) EXERCISE OF RELATED STOCK APPRECIATION RIGHT. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

                  (d) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the shares as to which such option or stock appreciation right shall then be exercisable.

                  (e)   NOTICE OF EXERCISE; EXERCISE DATE.

                        (i) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

                      (ii) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an option or unrelated stock appreciation right shall be the date the Company receives such written notice of exercise.

                     (iii) For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Company.

            2.5   LIMITATION ON EXERCISE.

                  Notwithstanding any other provision of the Plan, no Plan agreement shall permit an award to be exercisable prior to January 1, 1996, or more than ten (10) years after the date of grant.







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            2.6   PAYMENT OF OPTION PRICE.

                  (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and (ii) the grantee shall have no right to receive shares of Common Stock with respect to an option exercise prior to the option exercise date.

                  (b) MANNER OF PAYMENT. Payment of the option exercise price shall be made in any combination of the following:

                        (i)   by certified or official bank check
      payable to the Company (or the equivalent thereof acceptable to the Committee);

                      (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

                     (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

                      (iv) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine. Any promissory note issued in accordance with this Section 2.6(b)(iv) shall be secured by the stock issued in connection with delivery of such note and shall provide for full recourse against the grantee, unless the Committee otherwise determines.







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                  (c) CASHLESS EXERCISE. Payment in accordance with clause (i)
of Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16(b) of the Act and does not require any Consent (as defined in Section 4.2).

                  (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

            2.7   TERMINATION OF EMPLOYMENT.

                  Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

                  (a) GENERAL RULE. All options and stock appreciation rights granted to a grantee shall terminate upon his termination of employment for any reason (including death) except to the extent post-employment exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is vested (whether or not then exercisable) immediately prior to the grantee's termination of employment for any reason.

                  (b) IMPROPER ACTIVITY; QUIT. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day the grantee's employment is terminated for cause or the grantee quits employment, whether or not he is a party to a written employment contract. For purposes of this Section 2.7, a grantee's employment shall be deemed to be terminated for "cause" if he is discharged (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Affiliate, (ii) for violation of a policy of the Company or any Affiliate, (iii) for






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serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate (whether or not such acts constitute "cause" pursuant to any written employment contract with the Optionee) or (iv) for "cause" or any like term as defined in any written employment contract with the grantee.

                  (c) REGULAR TERMINATION; LEAVES OF ABSENCE. If the grantee's employment terminates for reasons other than as provided in subsection (b) or
(d) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were vested and exercisable immediately prior to such termination of employment may be exercised until the earlier of (a) 30 days after his termination of employment or (b) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other that this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise (i) with respect to any portion of options and stock appreciation rights which were vested but not exercisable immediately prior to such termination of employment and (ii) in the case of an individual whose employment terminates solely because his employer ceases to be an Affiliate or he transfers his employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

                  (d) DEATH. If a grantee's employment terminates by reason of death, or if a grantee's employment terminates in the manner described in
Section 2.7(c) and he dies within the period for exercise provided for therein, the options and stock appreciation rights vested and exercisable by him immediately prior to his death shall be exercisable by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (a) one year after the grantee's death or (b) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise with respect to any portion of options and stock appreciation rights which were vested but not exercisable by the grantee immediately prior to his death.







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                  (e) TERMINATIONS OF EMPLOYMENT ON OR BEFORE DECEMBER 31, 1995.
Notwithstanding anything contained herein to the contrary, if a grantee's employment terminates for any reason (including death) on or before December 31, 1995, then January 1, 1996, shall be deemed to be the date of the grantee's termination of employment for purposes of any post-employment exercisability of any portion of the Option which was vested but not exercisable by the grantee immediately prior to the actual date of the grantee's termination of employment.

            2.8   CALL AND PUT OPTIONS.  Unless the applicable
Plan agreement otherwise provides:

                  (a) CALL OPTION. If a grantee shall no longer be employed by the Company or any of its Affiliates for any reason whatsoever, including, without limitation, by reason of death, permanent disability, adjudicated incompetency or termination with or without cause (each, a "termination" and the effective date of such termination is hereinafter referred to as the "Termination Effective Date"), irrespective of whether such grantee receives in connection with the termination any severance or other payment from the Company or any Affiliate, the Company, by written notice (the "Call Notice") to such grantee or his estate, legal representative or committee, as the case may be (the "Departing Purchaser"), given on the later of (i) a date which is on or after January 1, 1996, and on or before February 15, 1996, if the Termination Effective Date is on or before December 31, 1995, or (ii) if the Termination Effective Date is after December 31, 1995, within sixty (60) days after the later of (x) the Termination Effective Date, and (y) where applicable, the expiration of the Post-Employment Exercise Period (as defined below), shall have the right, but not the obligation, to purchase, and if the Company exercises such right, the Departing Purchaser shall have the obligation to sell, such number of shares of Common Stock specified in the Call Notice, which number may be any or all of the shares of Common Stock held by the Departing Purchaser, at an aggregate purchase price equal to the Call Purchase Price (as defined in Appendix A attached hereto). The closing of the purchase of the Departing Purchaser's shares shall occur in accordance with Section 2.8(d). The Post-Employment Exercise Period shall mean the period following a grantee's termination of employment during which he (or in the case of his death, the person to whom such options pass in accordance with Section 2.7(d)) may exercise the vested portion of an option granted hereunder in accordance with the provisions of Section 2.7(c) or (d).

                  (b) PUT OPTION. In the event that, following the effective date of a grantee's termination and the expiration of the grantee's Post-Employment Exercise






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Period, if any, the Company does not timely exercise its right under Section
2.8(a) to repurchase the shares of Common Stock held by the Departing Purchaser, then for a period of thirty (30) days following the date on which the Company ceased to be entitled to purchase such shares of Common Stock pursuant to
Section 2.8(a) (or waived in writing its right to do so provided that no waiver may be effective prior to January 1, 1996), such Departing Purchaser shall have the right and option (the "Put Option") to require the Company to purchase any or all of the shares of Common Stock held by such Departing Purchaser by delivering written notice of exercise (the "Put Exercise Notice") to the Company setting forth the number of such shares of Common Stock subject to the Put Option. If the Departing Purchaser shall exercise the Put Option, then the Company shall purchase and the Departing Purchaser (and each Permitted Transferee of the Optionee as defined in Section 3.3) shall sell, such number of shares of Common Stock set forth in the Put Exercise Notice held by such Departing Purchaser (and all shares of Common Stock acquired by the Optionee under the Plan and transferred to each such Permitted Transferee) at an aggregate purchase price equal to the Put Purchase Price (as defined in Appendix B attached hereto). The closing of the purchase of the Departing Purchaser's shares shall occur in accordance with Section 2.8(d).

                  (c) RESTRICTIONS ON PUT. In the event that following the delivery of a Put Exercise Notice, the Company is unable to repurchase the shares of Common Stock set forth in the Put Exercise Notice (as a result of legal or bona fide business contractual restrictions), then such Put Exercise Notice shall nevertheless remain in full force and effect (in which event the Company shall repurchase the shares of Common Stock set forth in the Put Exercise Notice within sixty (60) days following the date on which the Company first becomes able to repurchase such shares), unless within sixty (60) days of receiving notice from the Company of such inability (and in any event prior to repurchase of such shares by the Company), the Departing Purchaser notifies the Company that he elects to withdraw and terminate the Put Exercise Notice.

                  (d) CLOSING. The closing of any purchase under this Section
2.8 shall, subject to Section 2.8(c), be held at the principal offices of the Company at 11:00 a.m. local time on the 30th day after the date of the Call Notice or Put Exercise Notice, as the case may be, or at such other time and place as the Company and the Departing Purchaser agree upon. At such closing, the Departing Purchaser (and each Permitted Transferee, if any) shall deliver or cause the delivery of certificates representing the shares of Common Stock to be sold, duly endorsed for transfer and






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accompanied by all requisite stock transfer taxes, and such shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the Departing Purchaser, and the Departing Purchaser (and each such Permitted Transferee) shall so represent and warrant, and further represent and warrant that he or it is the beneficial owner of such shares. The Company shall deliver at the closing payment in full, by certified or bank check for such shares. In no event may the Company or a Departing Purchaser (or a Permitted Transferee) exercise a call or put option prior to January 1, 1996.

            2.9   SPECIAL ISO REQUIREMENTS.

                  In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section
424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. No option intended to be an incentive stock option shall be granted under the Plan unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, within 12 months before or after the date the Plan is adopted. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (a) the option exercise price per share shall in no event be less than 110 percent of the fair market value of the Common Stock on the date of such grant and (b) such option shall not be exercisable after the expiration of five years after the date such option is granted.








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                                   ARTICLE 3.

                                  MISCELLANEOUS

            3.1   AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

                  (a) PLAN AMENDMENTS. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, from and after the time the Plan is initially approved by the stockholders, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without stockholder approval:

                        (i)   materially increase the benefits
      accruing to grantees under the Plan;

                      (ii)materially increase, beyond the amounts set forth in
      Section 1.5, the total number of shares of Common Stock in respect of which options and unrelated stock appreciation rights may be issued under the Plan;

                     (iii) materially modify the designation
      in Section 1.3 of the class of persons eligible to receive awards under the Plan;

                      (iv) permit a stock option or stock appreciation right to be exercisable more than 10 years after the date of grant; or

                        (v)   extend the term of the Plan beyond
      the period set forth in Section 3.13.

                  (b) AWARD MODIFICATIONS. With the consent of the grantee (except with respect to the Committee's ability to substitute awards without the consent of the grantee in accordance with Section 1.5(c)), and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award.







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                                                                              15




            3.2   RESTRICTIONS.

                  (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee may make any payment in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

                  (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

            3.3 NONTRANSFERABILITY. No award granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by him. Shares of Common Stock acquired upon exercise of any portion of an option granted to a grantee under the Plan shall not be transferable to any






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                                                                              16




person, other than (i) to the grantee's parent, spouse, ex-spouse or child (or any trust for the benefit of any such person) or (ii) pursuant to the laws of descent and distribution, in each case, to a "Permitted Transferee." Such shares shall remain subject to the Company's call option as set forth in Section 2.8(a) upon the effective date of the grantee's termination, but, unless the applicable Plan agreement otherwise provides, no transferee shall be entitled to any put option as set forth in Section 2.8(b) or otherwise. Each transferee shall agree in writing to be bound by all of the provisions of this Plan and any applicable Plan agreement, and no such transferee shall be permitted to make any transfer other than in accordance with the terms of the Plan or such Plan agreement.

            3.4   WITHHOLDING TAXES.

                  (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, the Company may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon exercise of a stock appreciation right or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

                  (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, that the grantee furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16b of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award(s) giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date the award(s) was exercised).

            3.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number






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                                                                              17




of shares of Common Stock which may be issued pursuant to awards under the Plan, the number of shares of Common Stock subject to awards under the Plan, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award (if any), may be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Class A common stock or Class B common stock resulting from the subdivision or combination of shares of Class A common stock or Class B common stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other change in such shares of common stock effected without receipt of consideration by the Company; provided, that any awards covering fractional shares of common stock resulting from any such adjustment shall be eliminated, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

            3.6 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment or service of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment or service of such person.

            3.7 NO RIGHTS AS A STOCKHOLDER. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or shares deliverable upon exercise of a stock appreciation right until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested and/or become exercisable, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

            3.8   NATURE OF PAYMENTS.

                  (a) Any and all awards or payments hereunder shall be granted, issued or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.







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                                                                              18




                  (b) No such awards, issuances and payments shall, unless otherwise determined by the Committee, be taken into account in computing the amount of the grantee's salary or compensation for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

                  (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

            3.9 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and (d) the treatment of leaves of absence for purposes of Section 2.7(b).

            3.10 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or here after in effect.

            3.11  REORGANIZATION.

                  (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Class A common stock or Class B common stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a "change of control" (as defined in Section 3.11(c) below) after the date of the adoption of this Plan, or in






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                                                                              19




the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:

                        (i) by written notice to each grantee, provide that his options and/or stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the vesting and/or exercisability of such awards); and/or

                      (ii)advance the dates upon which any or all outstanding options and/or stock appreciation rights shall be vested and/or exercisable.

                  (b) Whenever deemed appropriate by the Committee, any action referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

                  (c) For purposes of Section 3.11(a), the term "change of control" means either (i) a person or "group" (within the meaning of section 13(d)(3) of the Act) acquiring or having beneficial ownership of securities (including options, warrants, rights and convertible and exchangeable securities) having a majority of the ordinary voting power of the capital stock of the Company (assuming exercise or conversion solely of the securities held by such person or group) or (ii) the election of a majority of the directors of the Company who are not currently directors of the Company and are not designated or approved by a majority of the Company's current directors or their designated or approved successors. Notwithstanding the foregoing, the term "change of control" shall not include an offering of any class of shares of common stock of the Company or any of its Affiliates registered under the Securities Act of 1933, as amended (or any successor act).

                  (d) In the event that the "Repurchase Option" (as defined in the agreement dated as of December 10, 1993, by and among the Company and each of the persons named on Schedule A attached thereto (the "Repurchase Agreement")) is timely exercised in accordance with its terms, then each outstanding option, and stock appreciation right, granted under the Plan to an officer, director or employee of TA Operating Corporation, doing business as Truckstops of America, which is expected to change its name to Truckstops of America, Inc., shall terminate and, pursuant to the terms of the Repurchase






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                                                                              20




Agreement, be replaced by a number of options to purchase, and stock appreciation rights relating to, shares of stock of TA Holdings Corporation, respectively, having terms and conditions intended to preserve the economic benefit inherent in the replaced award, as provided for in the Repurchase Agreement. Notwithstanding any other provision of the Plan to the contrary, there shall be no acceleration of the vesting and/or exercisability of such awards solely by reason of the exercise of the Repurchase Option and the exercise of the Repurchase Option shall not be deemed to be a change of control or any other Reorganization Event.

            3.12 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

            3.13  EFFECTIVE DATE AND TERM OF PLAN.

                  (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the Board or on such other date as the Board shall determine; provided that, notwithstanding any other provision of the Plan, if the Company is or becomes subject to Rule 16b-3 of the Act or any successor rule thereto, no award made under the Plan shall then be exercisable unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, in accordance with Rule 16b-3 of the Act or any successor rule thereto.

                  (b) The Plan shall terminate 10 years after the earlier of the date on which it becomes effective or the date on which it is approved by shareholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

            3.14 GOVERNING LAW. This Plan shall be governed by the laws of the State of New York applicable to agree- ments made and to be performed entirely within such State.






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                                                                              21




                                   APPENDIX A

            "Call Purchase Price" means the purchase price equal to a number obtained by the following formula"

                               (X-Y) x A/B
where

            X equals five and one-half (5.5) multiplied by EBITDA (as defined below);

            Y     equals the aggregate amount of consolidated
                  Indebtedness (as defined below);

            A equals the number of shares of Common Stock for which options have been granted to the respective Optionee ("Shares") subject to the Call Notice; and

            B equals the number of issued and outstanding shares of capital stock of the Company plus all shares issuable pursuant to warrants exercisable at a price equal to $.01 per warrant, each as of the date of the Call Notice;

PROVIDED, HOWEVER, in the event that the Termination Effective Date occurs on or before December 31, 1995, the "Call Purchase Price" shall be equal to $10.00 multiplied by the number of Shares subject to the Call Notice.

            EBITDA shall mean EBITDA, as such term is defined in the Credit Agreement dated as of December 10, 1993, between TA Operating Corporation and the lender parties thereto, without giving effect to any amendments to such agreement (the "Credit Agreement"), of the Company, as appropriately adjusted for the effects of site closings, lease conversion costs, and any material items beyond management control, for the most recent four (4) consecutive full fiscal quarters subsequent to the date of adoption of this Plan and prior to the date of the delivery of the Call Notice, and (ii) Indebtedness shall mean consolidated Indebtedness as such term is defined in the Credit Agreement, of the Company as reflected on the Company's balance sheet of the last day of such most recent four (4) consecutive full fiscal quarters prior to the date of the delivery of the Call Notice.







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                                                                              22




                               APPENDIX B


            "Put Purchase Price" means the purchase price equal to a number obtained by the following formula:

                               (X-Y) x A/B

where

            X equals five and three-tenths (5.3) multiplied by EBITDA (as defined in Appendix A attached hereto);

            Y     equals the aggregate amount of consolidated
                  Indebtedness (as defined in Appendix A
                  attached hereto);

            A equals the number of Shares (as defined in Appendix A attached hereto) subject to the Put Exercise Notice (and the Shares required to be sold to the Company by any Permitted Transferee); and

            B equals the number of issued and outstanding shares of capital stock of the Company plus all shares issuable pursuant to warrants exercisable at a price equal to $.01 per warrant, each as of the date of the Put Exercise Notice;

PROVIDED, HOWEVER, in the event that the Termination Effective Date occurs on or before December 31, 1995, the "Put Purchase Price" shall be equal to $10.00 multiplied by the number of Shares subject to the Put Exercise Notice.